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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS
The Board of Directors
NAI Technologies, Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the headings "Summary Financial Data," "Selected Financial Data" and "Experts" in the prospectus.

/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Boulder, Colorado
May 27, 1997





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